Exhibit 3.1
FORM BCA 6.10 (rev. Dec. 2003)
STATEMENT OF RESOLUTION
ESTABLISHING SERIES
Business Corporation Act
Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961
www.cyberdriveillinois.com
Remit payment in the form of a
check or money order payable
to the Secretary of State.
_____________________________________ File #_________________________________ Filing Fee: $25.00 Approved:
                               Submit in duplicate                      Type or Print clearly in black ink                        Do not write above this line
1. CORPORATE NAME: Wintrust Financial Corporation

2.	The Board of Directors on	July 28	,	2011	duly adopted the following resolution

		(Month & Day)		(Year)
          establishing and designating one or more series and fixing and determining the relative rights and preferences thereof:
If not sufficient space to cover this point, add one or more sheets of this size
See attached document.
3. The undersigned corporation has caused this statement to be signed by a duly authorized officer, who affirms, under penalties of perjury, that the facts stated herein are true. All signatures must be in BLACK INK.)

Dated	July 28, 2011	Wintrust Financial Corporation

	(Month, Day & Year)	(Exact Name of Corporation)

/s/ David A. Dykstra

(Any Authorized Officer’s Signature)

David A. Dykstra, Senior EVP

(Type or Print Name and Title)

This form is applicable only where the articles of incorporation expressly vest authority in the board of directors to establish series and to fix and determine the relative rights and preferences thereof. In such case series may be established and rights and preferences fixed and determined by resolution of the board of directors only to the extent not already established, fixed and determined by the articles of incorporation.
Note: Only special and preferred classes of stock can be established in series.

ATTACHMENT
RESOLUTIONS OF THE BOARD OF DIRECTORS
OF WINTRUST FINANCIAL CORPORATION
1998 Series A Preferred Stock
     WHEREAS, on July 28, 1998, the Board of Directors of Wintrust Financial Corporation (the “Corporation”), acting pursuant to the Amended and Restated Articles of Incorporation, as amended (the “Articles”) of the Corporation, established a series of the Corporation’s Junior Serial Preferred Stock A, without par value, consisting of 100,000 shares so authorized (the “1998 Series A Preferred Stock”);
     WHEREAS, a statement of resolution establishing the 1998 Series A Preferred Stock was filed with the Secretary of State of Illinois pursuant to the Illinois Business Corporation Act, amended on September 2, 1998; and
     WHEREAS, no shares of the 1998 Series A Preferred Stock remain issued and outstanding;
     NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by Article Four, Paragraph 2 of the Articles, the number of authorized shares of 1998 Series A Preferred Stock be, and hereby is, reduced to zero; and that such series of 1998 Series A Preferred Stock be, and hereby is, cancelled and that the shares so cancelled be returned to the status of authorized but undesignated shares of preferred stock of the Corporation.
Further Authorization
     RESOLVED FURTHER, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the officers of the Corporation be and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take all such action, to execute and deliver all such further agreements, instruments and documents, to make all such filings with governmental or regulatory authorities and to pay all such fees and expenses, in each case which shall in such officer’s judgment be deemed necessary, proper or advisable, such determination to be evidenced conclusively by any such officer’s execution and delivery thereof or taking of action in respect thereto; and
     RESOLVED FURTHER, that any and all actions heretofore or hereafter taken by each officer of the Corporation in accordance with the preceding resolutions are hereby approved, ratified and confirmed.